Exhibit 3.19

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SENECA ACQUISITION SUBSIDIARY INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF MAY, A.D. 2003, AT 6:13 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2006, AT 12:48 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF MAY, A.D. 2007, AT 10:39 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MAY, A.D. 2007, AT 11:05 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF MAY, A.D. 2007, AT 10:39 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MAY, A.D. 2007, AT 11:10 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
3654812 8100H	AUTHENTICATION: 9718656
120849344	DATE: 07-18-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF MAY, A.D. 2007, AT 10:39 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MAY, A.D. 2007, AT 11:15 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2007, AT 1:16 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-NINTH DAY OF JUNE, A.D. 2007, AT 9 O’CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 2010, AT 11:50 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SENECA ACQUISITION SUBSIDIARY INC.”.

Jeffrey W. Bullock, Secretary of State
3654812 8100H	AUTHENTICATION: 9718656
120849344	DATE: 07-18-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:16 PM 05/05/2003 FILED 06:13 PM 05/05/2003 SRV 030290780 – 3654812 FILE

CERTIFICATE OF INCORPORATION

OF

SENECA ACQUISITION SUBSIDIARY INC.

1. The name of the corporation is Seneca Acquisition Subsidiary Inc. (the “Corporation”).

2. The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, Delaware 19901. National Corporate Research, Ltd., is the Corporation’s registered agent at that address.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

4. The Corporation shall have authority to issue One Thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

5. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

6. The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

7. The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

8. The election of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

9. Richard Presutti is the sole incorporator and his mailing address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

Date: May 5, 2003.

By:
Richard Presutti, Sole Incorporator

2

State of Delaware Secretary of State Division of Corporations Delivered 01:57 PM 09/27/2006 FILED 12:48 PM 09/27/2006 SRV 060890285 – 3654812 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Seneca Acquisition Subsidiary Inc., a Delaware Corporation, on this 25 day of September, A.D. 2006, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 25 day of September, A.D., 2006.

By:
Authorized Officer

Name:	Jennifer Aultman
Print or Type

Title:	Secretary

DF 023 - 08/23/2005 C T System Online

State of Delaware Secretary of State Division of Corporations Delivered 10:39 AM 05/30/2007 FILED 10:39 AM 05/30/2007 SRV 070638405 – 3654812 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

SSA JAPAN CORP.,

A DELAWARE CORPORATION,

WITH AND INTO

SENECA ACQUISITION SUBSIDIARY INC.,

A DELAWARE CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The name of each constituent corporation and its state of domicile are as follows:

	Name of Constituent Corporation	State of Domicile

	SSA Japan Corp.	Delaware

	Seneca Acquisition Subsidiary Inc.	Delaware

SECOND:	The Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the Delaware General Corporation Law.

THIRD:	Seneca Acquisition Subsidiary Inc., a Delaware corporation, shall be the surviving corporation in this merger. The name of the surviving corporation is Seneca Acquisition Subsidiary Inc.

FOURTH:	The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:	The Plan of Merger is on file at Seneca Acquisition Subsidiary Inc., 13560 Morris Road, Suite 4100, Alpharetta, GA, 30004.

SIXTH:	A copy of the Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SEVENTH:	This merger shall be effective on May 31, 2007 at 11:05 p.m. (EST).

*    *    *    *    *

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate to be signed by an authorized officer this 30th day of May, 2007.

SENECA ACQUISITION SUBSIDIARY INC., a Delaware corporation

By:
Gregory M. Giangiordano
President

(DE Certificate of Merger - SSA Japan Corp. into Seneca Acquisition)	S-1

State of Delaware Secretary of State Division of Corporations Delivered 10:39 AM 05/30/2007 FILED 10:39 AM 05/30/2007 SRV 070638408 – 3654812 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

SSA PACIFIC RIM CORP.,

A DELAWARE CORPORATION,

WITH AND INTO

SENECA ACQUISITION SUBSIDIARY INC.,

A DELAWARE CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The name of each constituent corporation and its state of domicile are as follows:

	Name of Constituent Corporation	State of Domicile

	SSA Pacific Rim Corp.	Delaware

	Seneca Acquisition Subsidiary Inc.	Delaware

SECOND:	The Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the Delaware General Corporation Law.

THIRD:	Seneca Acquisition Subsidiary Inc., a Delaware corporation, shall be the surviving corporation in this merger. The name of the surviving corporation is Seneca Acquisition Subsidiary Inc.

FOURTH:	The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:	The Plan of Merger is on file at Seneca Acquisition Subsidiary Inc., 13560 Morris Road, Suite 4100, Alpharetta, GA, 30004.

SIXTH:	A copy of the Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SEVENTH:	This merger shall be effective on May 31, 2007 at 11:10 p.m. (EST).

*    *    *    *    *

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate to be signed by an authorized officer this 30th day of May, 2007.

SENECA ACQUISITION SUBSIDIARY INC., a Delaware corporation

By:
Gregory M. Giangiordano
President

(DE Certificate of Merger - SSA Pacific Rim into Seneca Acquisition)	S-1

State of Delaware Secretary of State Division of Corporations Delivered 10:39 AM 05/30/2007 FILED 10:39 AM 05/30/2007 SRV 070638418 – 3654812 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

SSA GLOBAL TECHNOLOGIES (JAPAN) L.L.C.,

A DELAWARE LIMITED LIABILITY COMPANY,

WITH AND INTO

SENECA ACQUISITION SUBSIDIARY INC.,

A DELAWARE CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The name of each constituent entity and its state of domicile are as follows:

	Name of Constituent Corporation	State of Domicile

	SSA Global Technologies (Japan) L.L.C.,	Delaware
a Delaware limited liability company

	Seneca Acquisition Subsidiary Inc.,	Delaware
a Delaware corporation

SECOND:	The Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and the merging limited liability company pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:	Seneca Acquisition Subsidiary Inc., a Delaware corporation, shall be the surviving corporation in this merger. The name of the surviving corporation is Seneca Acquisition Subsidiary Inc.

FOURTH:	The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:	The Plan of Merger is on file at Seneca Acquisition Subsidiary Inc., 13560 Morris Road, Suite 4100, Alpharetta, GA, 30004, the place of business of the surviving corporation.

SIXTH:	A copy of the Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH:	This merger shall be effective on May 31, 2007 at 11:15 p.m. (EST).

*    *    *    *    *

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate to be signed by an authorized officer this 30th day of May, 2007.

SENECA ACQUISITION SUBSIDIARY INC., a Delaware corporation

By:
Gregory M. Giangiordano
President

(DE Certificate of Merger - SSA Japan LLC into Seneca Acquisition)	S-1

STATE OF DELAWARE CERTIFICATE OF MERGER OF	State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 06/28/2007 FILED 01:16 PM 06/28/2007 SRV 070762543 – 3654812 FILE

INFOR GLOBAL SOLUTIONS (SOUTH CAROLINA), INC.,

A DELAWARE CORPORATION,

WITH AND INTO

SENECA ACQUISITION SUBSIDIARY INC.,

A DELAWARE CORPORATION

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:	The name of each constituent corporation and its state of domicile are as follows:

	Name of Constituent Corporation	State of Domicile

	Infor Global Solutions (South Carolina), Inc.	Delaware

	Seneca Acquisition Subsidiary Inc.	Delaware

SECOND:	The Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 251 of the Delaware General Corporation Law.

THIRD:	Seneca Acquisition Subsidiary Inc., a Delaware corporation, shall be the surviving corporation in this merger. The name of the surviving corporation is Seneca Acquisition Subsidiary Inc.

FOURTH:	The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:	The Plan of Merger is on file at Seneca Acquisition Subsidiary Inc., 13560 Morris Road, Suite 4100, Alpharetta, GA, 30004.

SIXTH:	A copy of the Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SEVENTH:	This merger shall be effective on June 29, 2007 at 9:00 a.m. (EST).

*    *    *    *    *

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate to be signed by an authorized officer this 28th day of June, 2007.

SENECA ACQUISITION SUBSIDIARY, INC., a Delaware corporation

By:	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
President

(DE Certificate of Merger –	S-1

State of Delaware Secretary of State Division of Corporations Delivered 11:56 AM 03/24/2010 FILED 11:50 AM 03/24/2010 SRV 100311504 – 3654812 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Seneca Acquisition Subsidiary Inc.

                                                                                                                                                                                                                           .

2. The Registered Office of the corporation in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company

                                                                                                                                                                                                                           .

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was May 5, 2003.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2010. at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	SVP
Authorized Officer

Name:	Mark Henry
Print or Type

DE039 - 10/21/2009 C T System Online